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                      [LETTERHEAD OF ISOMET CORPORATION]

                                                                    Exhibit 99.1




FOR IMMEDIATE RELEASE

                     Isomet Announces Contract Cancellation
                             and Possible Write-Off

Isomet Corporation, Springfield, Virginia announced today that it has been notified by its customer for laser plotter equipment of a cancellation of the contract and the customer's present inability to pay its current obligations to Isomet. While a major source of revenue to the Company over the last few years, the laser plotter is considered by Company management to be a mature product with diminishing potential contribution to the Company's revenue base.

There is substantial doubt concerning the collectability of accounts receivables and work in process inventory costs related to this customer. While the precise amounts that may not be collected cannot be determined at this time, the maximum exposure to the Company is estimated by management to be $1.9 million. The Company will make a determination of appropriate reserves, if any, to be included in its December 31, 2000 financial statements.

The manufacturing space and personnel resources that have been devoted to the laser plotter program will be utilized in the Company's rapidly growing acousto-optic and birefringent materials product areas for customers in laser and telecom related markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, those risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statement.

Company Contact:                      Jerry W. Rayburn
                                      (703) 321-8301

                                      ...dated February 1, 2001